As filed with the Securities and Exchange Commission on December 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Mirion Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3829	83-0974996
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	1218 Menlo Drive Atlanta, Georgia 30318 (470) 870-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mirion Technologies, Inc. Omnibus Incentive Plan (Full Titles of the Plan)

Thomas D. Logan, Chief Executive Officer

Mirion Technologies, Inc.

1218 Menlo Drive

Atlanta, Georgia 30318

(470) 870-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Adam Kaminsky Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Class A Common Stock, $0.0001 par value per share, reserved for issuance under the Mirion Technologies, Inc. Omnibus Plan	19,952,329 (2)	$9.89(3)	$197,328,533.81	$18,292.36
Total	19,952,329	$9.89	$197,328,533.81	$18,292.36
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A common stock, $0.0001 par value (the“ Class A common stock”), of Mirion Technologies, Inc. (the “Company” or the “Registrant”) that are authorized for issuance under the Mirion Technologies, Inc. Omnibus Incentive Plan (the “Omnibus Plan”). In the event of any stock dividend, stock split or other similar transaction involving the Class A common stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of Common Stock that may be issued under the Omnibus Plan. In general, to the extent that any awards under the Omnibus Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Omnibus Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Omnibus Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.89 per share represents the average high and low sales prices of the Class A common stock as quoted on the New York Stock Exchange on December 22, 2021.

(4)	Rounded up to the nearest cent.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Mirion Technologies, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 19,952,329 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Mirion Technologies, Inc. Omnibus Incentive Plan (the “Omnibus Plan”).

PART I

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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REOFFER PROSPECTUS

721,922 Shares of Class A Common Stock

This prospectus (the “Reoffer Prospectus”) relates to resales of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Mirion Technologies, Inc., a Delaware corporation (the “Company”), which may be offered from time to time by the selling stockholders described in this Reoffer Prospectus (collectively, the “Selling Stockholders”). This Reoffer Prospectus covers 721,922 shares of Class A common stock issued under a restricted stock unit (“RSU”) award agreement or performance-based RSU (“PSU”) award agreement, as applicable, between the Company and the applicable Selling Stockholder. We are not offering any shares of Class A common stock and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell such shares, we will name them and describe their compensation in a prospectus supplement. The Class A common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 15 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A common stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Class A common stock that will be issued pursuant to RSUs and PSUs granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A common stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

You should read this Reoffer Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “MIR” and “MIR WS” respectively. On December 23, 2021, the closing price of our Class A common stock was $10.48 per share and the closing price of our warrants was $2.54 per warrant.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 27, 2021.

4

table of contents

Page

About This Prospectus	1
Where You Can Find More Information	2
Documents Incorporated by Reference	3
Cautionary Note Regarding Forward-Looking Statements	4
Prospectus Summary	6
Risk Factors	8
Determination of Offering Price	9
Use of Proceeds	10
Description of Securities	11
Selling Stockholders	12
Plan of Distribution	15
Legal Matters	16
Experts	17

i

About This Prospectus

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”).

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this Reoffer Prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.mirion.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K;  our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q;  our Current Reports on Form 8-K;  Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this Reoffer Prospectus.

Documents Incorporated by Reference

The Commission allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this Reoffer Prospectus and prior to the termination of the offering under this Reoffer Prospectus:

•	The Company’s prospectus dated November 4, 2021 filed with the Commission pursuant to Rule 424(b) under the Securities Act forming a part of the registration statement on Form S-1 (Registration No. 333-260528) (the “Form S-1 Registration Statement”), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended;

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 31, 2021 and as amended on May 17, 2021;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 17, 2021, August 16, 2021 and November 10, 2021, respectively;

•	The Company’s Current Reports on Form 8-K filed with the Commission on April 30, 2021, June 17, 2021 (excluding Item 7.01), June 21, 2021, September 3, 2021, October 13, 2021 and October 25, 2021 (as amended on October 25, 2021, November 12, 2021 and December 13, 2021); and

•	The description of the Company’s common stock which is contained in the prospectus forming a part of the Form S-1 Registration Statement, including any amendment or report filed for the purpose of updating that description.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Reoffer Prospectus.

Mirion Technologies, Inc.

1218 Menlo Drive

Atlanta, Georgia, 30318

Tel.: (470) 870-2700

Cautionary Note Regarding Forward-Looking Statements

This Reoffer Prospectus contains and incorporates by reference statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements the financial position, capital structure, indebtedness, business strategy and the plans and objectives of management for future operations, market share and products sales, future market opportunities, future manufacturing capabilities and facilities, future sales channels and strategies. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Reoffer Prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “seeks,” “plans,” “scheduled,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discusses our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained or incorporated by reference in this Reoffer Prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause such differences include, but are not limited to:

•	changes in domestic and foreign business, market, financial, political and legal conditions;

•	risks related to global economic weakness and uncertainty;

•	risks related to the continued growth of our end markets;

•	our ability to meet or anticipate technology changes;

•	our ability to predict our future operational results;

•	risks related to the disruption of our customers’ orders or our customers’ markets;

•	less favorable contractual terms with large customers;

•	risks related to governmental contracts;

•	our ability to mitigate risks associated with long-term fixed price contracts;

•	risks related to information technology disruption or security;

•	risks related to the implementation and enhancement of information systems;

•	our ability to manage our supply chain or difficulties with third-party manufacturers;

•	risks related to competition;

•	our ability to realize the expected benefit from any synergies from acquisitions or internal restructuring and improvement efforts;

•	our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers;

•	our ability obtain performance and other guarantees from financial institutions;

•	our ability to issue equity or equity-linked securities in the future;

•	our ability to realize sales expected from our backlog of orders and contracts;

•	risks related to changes in tax law and ongoing tax audits;

•	risks related to future legislation and regulation of our customers’ markets both in the United States and abroad;

•	risks related to the costs or liabilities associated with product liability;

•	our ability to attract, train and retain key members of its leadership team and other qualified personnel;

•	risks related to the adequacy of our insurance coverage;

•	risks related to our ability to benefit from future acquisitions or realize the value of goodwill and intangible assets;

•	risks related to the global scope of our operations, including operations in international and emerging markets;

•	risks related to our exposure to fluctuations in foreign currency exchange rates;

•	our ability to comply with various laws and regulations and the costs associated with legal compliance;

•	risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries;

•	risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims;

•	liabilities associated with environmental, health and safety matters;

•	risks associated with our limited history of operating as an independent company;

•	the impact of the global COVID-19 pandemic on our projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and

•	other risks and uncertainties indicated in this Reoffer Prospectus, including those under the heading “Risk Factors,” and other documents filed or to be filed with the SEC by the us.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements included or incorporated by reference in this Reoffer Prospectus speak only as of the date of this Reoffer Prospectus or the date of the document incorporated by reference, as applicable, or any earlier date specified for such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Prospectus Summary

The Company

We provide products, services and software that allow our customers to safely leverage the power of ionizing radiation for the greater good of humanity. Our solutions have critical applications in the medical, nuclear energy and defense markets, as well as in laboratories and scientific research, analysis and space exploration. Many of our markets are characterized by the need to meet rigorous regulatory standards, design qualifications and operating requirements. Throughout our history, we have successfully leveraged the strength of our expertise in ionizing radiation to continually drive innovation and expand the commercial applications of our core technology competencies. Through our facilities in 13 countries, we supply our solutions in the Americas, Europe, Africa, the Middle East and Asia Pacific regions.

Background

On October 20, 2021, Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II), consummated its previously announced business combination (the “Business Combination”) pursuant to that certain business combination agreement, dated as of June 17, 2021, by and among the Company, Mirion Technologies (TopCo), Ltd, a Jersey private company limited by shares (“Mirion TopCo”), CCP IX LP NO. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP and the other sellers party thereto. In connection with the closing of the Business Combination, GS Acquisition Holdings Corp II (“GSAH”) changed its name to Mirion Technologies, Inc. and is continuing the existing business operations of Mirion TopCo.

The Offering

This Reoffer Prospectus relates to the public offering by the Selling Stockholders listed in this Reoffer Prospectus of up to 721,922 shares of our Class A common stock, issued to each Selling Stockholder. Upon vesting of the shares offered hereby pursuant to the terms of the applicable award agreements, the Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Class A common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Emerging Growth Company

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a  non-binding  advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of GSAH’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by  non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in  non-convertible  debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act. We expect that we will cease to be an emerging growth company as of December 31, 2021.

Corporate Information

Mirion Technologies, Inc. is a Delaware corporation. Our principal executive offices are located at 1218 Menlo Drive, Atlanta, Georgia, 30318 and our telephone number at that address is (470) 870-2700.  Our website is located at  www.mirion.com. We do not incorporate the information contained on, or accessible through, our corporate website into this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Commission on November 10, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Determination of Offering Price

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

Use of Proceeds

The shares of Class A common stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Class A common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Class A common stock by the Selling Stockholders.

Description of Securities

The information set forth in “Description of Securities” of the Company’s prospectus filed pursuant to Rule 424(b)(3) on November 4, 2021, forming a part of the Form S-1 Registration Statement, is incorporated herein by reference.

Selling Stockholders

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of December 27, 2021 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A common stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each Selling Stockholder; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A common stock each Selling Stockholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the Selling Stockholder indicated has sole voting and investment power. Percentages of beneficial ownership are based on an aggregate of 199,523,292 shares of Class A common stock and 8,560,540 shares of Class B common stock issued and outstanding as of December 27, 2021.

The address for each Selling Stockholder listed in the table below is c/o Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, Georgia 30318.

The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A common stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Class A Common Stock Offered for Resale in this Offering(2)	Shares of Class A Common Stock Beneficially Owned After Resale in this Offering(3)	Percentage of Class A Common Stock Beneficially Owned After Resale in this Offering(1)(2)
Thomas D. Logan(4)	4,712,906	572,518	4,140,388	2.0%
Lawrence D. Kingsley(5)	505,817	5,817	500,000	*
Steven W. Etzel(6)	5,817	5,817	—	—
Kenneth C. Bockhorst(7)	5,817	5,817	—	—
Robert A. Cascella(8)	5,817	5,817	—	—
John W. Kuo(9)	5,817	5,817	—	—
Jody A. Markopoulos(10)	5,817	5,817	—	—
Brian Schopfer(11)	855,347	114,502	740,845	*

*	Represents less than 1%.

(1)       In computing the number of shares of Class A common stock beneficially owned by a Selling Stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Class A common stock subject to RSUs and PSUs held by that Selling Stockholder that are vested or convertible as of the Determination Date or that will become vested or convertible within 60 days after the Determination Date. In addition, certain persons hold shares of our Class B common stock, par value $0.0001 (the “Class B common stock”), which are paired one-for-one with shares of Class B common stock of Mirion IntermediateCo, Inc. (See “Prospectus Summary—Business Combination Overview” in the prospectus filed pursuant to Rule 424(b)(3) on November 4, 2021, forming a part of the Form S-1 Registration Statement, which is incorporated herein by reference). Such paired interests may be redeemed by the holder and, at our option, settled by a one-for-one exchange for shares of Class A common stock or a cash amount per share based on an average trailing stock price of Company Class A common stock. In calculating the number of shares of Class A common stock beneficially owned by such persons and their percentage ownership of shares of Class A common stock, we assumed that the Company would settle such redemptions with a one-for-one exchange for shares of Class A common stock, subject to the terms of the IntermediateCo certificate of incorporation. See “Certain Relationships and Related Party Transactions—IntermediateCo Charter” in the prospectus forming a part of the Form S-1 Registration Statement. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)       The number of shares of Class A common stock offered for resale in this offering reflect all shares of Class A common stock acquired or issuable to a Selling Stockholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(3)       Assumes all of the shares of Class A common stock being offered are sold in the offering, that shares of Class A common stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the RSUs and PSUs relating to the shares being offered.

(4)       Includes 381,679 shares of Class A common stock issuable pursuant to the settlement of RSUs and 190,839 shares of Class A common stock issuable pursuant to the settlement of PSUs. Shares listed as beneficially owned consist of (i) 1,544,017 shares of Class A common stock exchangeable for 1,544,017 shares of Mirion IntermediateCo, Inc. (“IntermediateCo”) Class B common stock held by Mr. Logan; (ii) 865,455 shares of Class A common stock exchangeable for 865,455 shares of IntermediateCo Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Mary Hancock Logan GST Exempt Trust; (iii) 865,455 shares of Class A common stock exchangeable for 865,455 shares of IntermediateCo Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Alison Paige Logan GST Exempt Trust; and (iv) 865,461 shares of Class A common stock exchangeable for 865,461 shares of IntermediateCo Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Thomas Darrell Logan, Jr. GST Exempt Trust. The J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the foregoing trust entities has sole voting and dispositive power over the shares held by such trust entities. Shares listed as beneficially owned exclude up to 3,200,000 shares of Class A common stock held by GS Sponsor II LLC (the “Sponsor”) in which Mr. Logan has an interest due to his profits interests, which are subject to vesting requirements. Mr. Logan is the Chief Executive Officer and a Director of the Company. For more information, see the section of the Company’s prospectus filed pursuant to Rule 424(b)(3) on November 4, 2021, forming a part of the Form S-1 Registration Statement titled “Certain Relationships and Related Party Transactions—Profits Interests”.

(5)       Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Shares listed as beneficially owned consist of (i) 350,000 shares of Class A common stock held by the Diane Kingsley Revocable Trust and (ii) 150,000 shares held by the Lawrence D. Kingsley 2015 Family Irrevocable Trust. Mr. Kingsley’s shares exclude 4,200,000 shares of Class A common stock held by the Sponsor in which he has an interest due to his profits interests, which are subject to vesting requirements. Mr. Kingsley is Chairman of the Board of Mirion.

(6)       Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Mr. Etzel is a Director of the Company.

(7)       Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Mr. Bockhorst is a Director of the Company.

(8)       Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Mr. Cascella is a Director of the Company.

(9)       Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Mr. Kuo is a Director of the Company.

(10)     Includes 5,817 shares of Class A common stock issuable pursuant to the settlement of RSUs. Ms. Markopoulos is a Director of the Company.

(11)     Includes 76,335 shares of Class A common stock issuable pursuant to the settlement of RSUs and 38,167 shares of Class A common stock issuable pursuant to the settlement of PSUs. Shares listed as beneficially owned consist of 740,845 shares of Class A common stock exchangeable for 740,845 shares of IntermediateCo Class B common stock held by Mr. Schopfer. Mr. Schopfer’s shares exclude 700,000 shares of Class A common stock common stock held by the Sponsor in which he has an interest due to his profits interests, which are subject to vesting requirements. Mr. Schopfer is the Chief Financial Officer of the Company. For more information, see the section of the Company’s prospectus filed pursuant to Rule 424(b)(3) on November 4, 2021, forming a part of the Form S-1 Registration Statement titled “Certain Relationships and Related Party Transactions—Profits Interests”.

Plan of Distribution

The shares of Class A common stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE or any other stock exchange on which the Class A common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A common stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A common stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A common stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A common stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in passive market-making activities with respect to the shares of Class A common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A common stock in the secondary market. All the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of any securities offered by this Reoffer Prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements of Mirion Technologies (TopCo), Ltd. and subsidiaries as of June 30, 2021 and 2020, and for each of the three years in the period ended June 30, 2021, incorporated by reference herein and the related financial statement schedules, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to significant transactions with related parties). Such financial statements and financial statement schedules have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Sun Nuclear Corporation as of December 18, 2020 and for the period from January 1, 2020 to December 18, 2020, incorporated by reference herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated by reference herein to Amendment No. 3, dated December 10, 2021, to the Current Report on Form 8-K originally dated October 25, 2021 of Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II) for the period ended October 19, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s prospectus dated November 4, 2021 filed with the Commission pursuant to Rule 424(b) under the Securities Act forming a part of the registration statement on Form S-1 (Registration No. 333-260528) (the “Form S-1 Registration Statement”), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, as such prospectus may be supplemented or amended;

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 31, 2021 and as amended on May 17, 2021;

(c)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 17, 2021, August 16, 2021 and November 10, 2021, respectively;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on April 30, 2021, June 17, 2021 (excluding Item 7.01), June 21, 2021, September 3, 2021, October 13, 2021 and October 25, 2021 (as amended on October 25, 2021, November 12, 2021 and December 13, 2021); and

(e)	The description of the Company’s common stock which is contained in the prospectus, forming a part of the Form S-1 Registration Statement, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission, including under Items 2.02 and 7.01) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws will provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation will provide for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of underwriting agreement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2021).
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2021).
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm to Mirion Technologies (TopCo), Ltd.

Exhibit Number
23.3*	Consent of Deloitte & Touche LLP, independent auditor to Sun Nuclear Corporation.
23.4*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
99.1	Mirion Technologies, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2021).

*       Filed herewith.

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the Omnibus Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of December, 2021.

MIRION TECHNOLOGIES, INC.
By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Logan, Brian Schopfer and Emmanuelle Lee, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Mirion Technologies, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas D. Logan Thomas D. Logan	Chief Executive Officer and Director (Principal Executive Officer)	December 27, 2021

/s/ Brian Schopfer Brian Schopfer	Chief Financial Officer (Principal Financial Officer)	December 27, 2021

/s/ Kipling Matas Kipling Matas	Chief Accounting Officer (Principal Accounting Officer)	December 27, 2021

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director and Chairman	December 27, 2021

/s/ Jyothsna Natauri Jyothsna Natauri	Director	December 27, 2021

/s/ Christopher Warren Christopher Warren	Director	December 27, 2021

/s/ Steven W. Etzel Steven W. Etzel	Director	December 27, 2021

/s/ Kenneth C. Bockhorst Kenneth C. Bockhorst	Director	December 27, 2021

Signature	Title	Date
/s/ Robert A. Cascella Robert A. Cascella	Director	December 27, 2021

/s/ John W. Kuo John W. Kuo	Director	December 27, 2021

/s/ Jody A. Markopoulos Jody A. Markopoulos	Director	December 27, 2021